                                                        EXHIBIT 1.A.(5)(b)(3)(b)

                               -----------------------------------------------------------------------------------------------------
[LOGO]     MERRILL             Merrill Lynch Life Insurance Company                                                     LITTLE ROCK,
          LYNCH                                                                                                             ARKANSAS


                               -----------------------------------------------------------------------------------------------------

                               SINGLE PREMIUM IMMEDIATE ANNUITY RIDER
                               This rider provides income payments to the owner for a fixed period.  Policy Schedule R shows when payments stare and end, how often payments will be made and the amount of each payment.

                               In this rider, the Policy Schedule R is Policy Schedule R-SPIA.

------------------------------------------------------------------------------------------------------------------------------------

SINGLE PREMIUM                 Policy Schedule R shows the single premium which is payable for this rider.

------------------------------------------------------------------------------------------------------------------------------------

RIDER DATE OF                  This rider's date of issue is the same as this policy's unless a later date is shown in Policy
ISSUE                          Schedule R.  This rider takes effect on its date of issue or when the single premium is paid, whichever is later.

------------------------------------------------------------------------------------------------------------------------------------

RIDER DATE                     The rider date is used to determine rider payment dates, rider years and anniversaries.  It is the same as the policy date, unless a later date is shown in Policy Schedule R.

------------------------------------------------------------------------------------------------------------------------------------

DEATH BENEFIT                  If we receive proof that the last surviving insured has died and the last surviving insured is the owner of this policy, we will pay the rider value in a lump sum to the beneficiary designated under the basic policy.  If the last surviving insured is not the owner of this policy, see If This Policy
                               Ends.

------------------------------------------------------------------------------------------------------------------------------------

INCOME PAYMENTS                The income payments designated in Policy Schedule R represent the payments which are guaranteed.
TO THE OWNER                   We may from time to time pay amounts in excess of those guaranteed.

------------------------------------------------------------------------------------------------------------------------------------

RIDER BENEFITS                 During the lifetime of the last surviving insured, the owner can surrender this rider to receive the
FOR THE OWNER                  rider value under one of the income plans described below.  We'll issue a





MSPIARLS87                           - 1 -                            SPECIMEN

                               separate written agreement putting the income plan into effect.

RIDER BENEFITS                 INCOME FOR A FIXED PERIOD
FOR THE OWNER                  The owner may elect to receive the rider value in installments over a specified period of years.
(CONTINUED)                    The frequency of payments and the specified period are shown in Policy Schedule R.  The interest rate that we use in our calculations will be that in effect at the date of surrender as declared by us from time to time.

                               INCOME FOR LIFE
                               The owner may elect an income payable over the owner's lifetime.  Payment will be made to the owner in equal monthly installments and guaranteed for at least 10 years.  If the owner lives beyond the period certain, payments will continue while the owner is alive.

                               We guarantee each payment will be at least the amount shown in the following table.  By age, we mean the owner's age on the owner's birthday nearest the plan's effective date.  Amounts for ages not shown are available on request.

                                                          TABLES FOR INCOME FOR LIFE
                                                  (Monthly Payments for Each $1,000 Applied)


                                           10 Years Certain                                   10 Years Certain
                               Age         Male       Female                 Age              Male       Female
                               ---         -----------------                 ---              -----------------
                               0-10        $3.24       $3.17                  50              $4.71       $4.33
                                15          3.32        3.23                  55              5.14         4.70
                                20          3.41        3.30                  60              5.68         5.17
                                25          3.52        3.39                  65              6.35         5.80
                                30          3.66        3.50                  70              7.17         6.63
                                35          3.84        3.64                  75              8.07         7.64
                                40          4.07        3.81                  80              8.93         8.64
                                45          4.36        4.04              85 & over           9.54         9.33

                               LOAN VALUE
                               This rider has no loan value and has no effect on the loan values under the basic policy.

------------------------------------------------------------------------------------------------------------------------------------

IF THIS POLICY ENDS            During the lifetime of the last surviving insured, if this policy is terminated by us or surrendered by the owner for its net cash surrender value, this rider will end.  If the last surviving insured dies and the last surviving insured is not the owner of this policy, this rider will also end.
                               Unless the owner instructs use to apply the rider value under one of the income plans described above, we will





MSPIARLS87                           - 2 -                            SPECIMEN
                               continue the terms of this rider under a separate written agreement.





MSPIARLS87                           - 3 -                            SPECIMEN

------------------------------------------------------------------------------------------------------------------------------------
DEATH OF OWNER                 If the owner dies before a death benefit is payable under this policy and before all amounts payable under this rider have been distributed, the remaining payments will be continued to the new owner of this policy in accordance with the method and timing of payments being used as of the date of the owner's death.

------------------------------------------------------------------------------------------------------------------------------------

REQUIRED NOTE ON               Our computation of rider values is based on interest at the annual rate fixed by us as the rider
OUR COMPUTATIONS               date of issue, but will not be more than the maximum allowed by the insurance laws and regulations in the state of jurisdiction.

------------------------------------------------------------------------------------------------------------------------------------

WHEN THIS RIDER ENDS           This rider will end as soon as one of the following occurs:
                               -           All payments due under this rider have been made:
                               -           The last surviving insured dies prior to the date the last payment is due; or
                               -           The date this policy terminates.

------------------------------------------------------------------------------------------------------------------------------------

                               This rider is part of the policy to which it's attached.



                               /s/  BARRY G. SKOLNICK       /s/  THOMAS H. PATRICK
                               ------------------------     ------------------------
                               Barry G. Skolnick            Thomas H. Patrick
                                  Secretary                    President





MSPIARLS87                           - 4 -                            SPECIMEN

------------------------------------------------------------------------------------------------------------------------------------
                                                POLICY SCHEDULE R-SPIA

         Insured No. 1           RICHARD ROE
         Insured No. 2           JANE ROE
   No. 1 ISSUE AGE/SEX           35 Male                   No. 2 ISSUE AGE/SEX               35 Female
         SINGLE PREMIUM          $10,000.00                OWNER                             Richard Roe
   RIDER DATE OF ISSUE           November 30, 1990         RIDER DATE                        December 3, 1990

                                                SINGLE PREMIUM IMMEDIATE ANNUITY RIDER

------------------------------------------------------------------------------------------------------------------------------------
Income Payments                   This rider provides income payments to the owner as follows:
to the Owner                      -        The fixed period is 10 years.
                                  -        Payments begin on March 3, 1991 and will be made on the 3rd day of the month each three month period thereafter.
                                  -        The last payment is due on December 3, 2000.
                                  -        The Guaranteed Income Payments are:
                                           -       347.38 during the first five (5) years of the fixed period, and
                                           -       347.38 during the next one (5) years of the fixed period.
------------------------------------------------------------------------------------------------------------------------------------
Rider Value                       The rider value on the rider date id $9,500.00.

                                  The rider value at the end of each rider year is:

                                           End of           Rider        End of        Rider
                                      Rider Year            Value      Rider Year      Value
                                      ----------            -----      ----------      -----

                                              1             $8,852           6         $4,716
                                              2              8,151           7          3,673
                                              3              7,391           8          2,545
                                              4              6,569           9          1,323
                                              5              5,679           10             0
------------------------------------------------------------------------------------------------------------------------------------
Income for a                      The owner may elect to receive the rider value in equal installments as follows:
                                  -        Installments will be made quarterly.
                                  -        Fixed period will be five (5) years.





SCH7
                                   SPECIMEN               POLICY SCHEDULE R-SPIA